ACE Securities Corp. Home Equity Loan Trust Series 2006-FM1	FREE WRITING PROSPECTUS Filed Pursuant to Rule 433(d) Registration Statement No. 333-131727

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$1,435,926,000 (Approximate)
Home Equity Loan Trust Series 2006-FM1

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-FM1 (Issuing Entity)

August 1, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED August 1, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-FM1
$1,435,926,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	$383,496,000	Float	2.25	1 - 81	0	ACT/360	July 2036	AAA / Aaa
A-2A	423,609,000	Float	1.01	1 - 21	0	ACT/360	July 2036	AAA / Aaa
A-2B	141,642,000	Float	2.01	21 - 29	0	ACT/360	July 2036	AAA / Aaa
A-2C	137,692,000	Float	3.51	29 - 67	0	ACT/360	July 2036	AAA / Aaa
A-2D	85,865,000	Float	6.54	67 - 81	0	ACT/360	July 2036	AAA / Aaa
M-1	63,328,000	Float	4.86	45 - 81	0	ACT/360	July 2036	AA+ / Aa1
M-2	53,019,000	Float	4.72	42 - 81	0	ACT/360	July 2036	AA / Aa2
M-3	26,509,000	Float	4.65	41 - 81	0	ACT/360	July 2036	AA- / Aa3
M-4	25,037,000	Float	4.62	40 - 81	0	ACT/360	July 2036	A+ / A1
M-5	22,828,000	Float	4.60	39 - 81	0	ACT/360	July 2036	A / A2
M-6	22,828,000	Float	4.57	39 - 81	0	ACT/360	July 2036	A- / A3
M-7	21,355,000	Float	4.55	38 - 81	0	ACT/360	July 2036	BBB+ / Baa1
M-8	18,409,000	Float	4.54	38 - 81	0	ACT/360	July 2036	BBB / Baa2
M-9	10,309,000	Float	4.52	37 - 81	0	ACT/360	July 2036	BBB- / Baa3

Total Offered	$1,435,926,000

Non-Offered Certificates
M-10	8,836,000	Float	* Not Offered *
M-11	14,727,000	Float	* Not Offered *
Total Non-Offered	$23,563,000

Total	$1,459,489,000

Pricing Speed
Fixed-Rate Mortgage Loans:	100% PPC (4% CPR growing to 23% CPR over 12 months )

Adjustable-Rate Mortgage Loans:
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming principal balances (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are the only certificates offered by this free writing prospectus (collectively, the “Offered Certificates”). The trust will also issue the Class M-10 Certificates, Class M-11 Certificates, Class CE Certificates, the Class P Certificates and the Class R Certificates which are not offered hereby. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 6,578 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $1,472,743,288 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will consist of approximately 2,738 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $481,778,538 and the Group II Mortgage Loans will consist of approximately 3,840 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $990,964,750.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-FM1. The Issuing Entity is also referred to herein as the trust.

Originator:	Fremont Investment & Loan

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Fremont Investment & Loan

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Statistical Cut-off Date:	July 1, 2006

Cut-off Date:	August 1, 2006

Expected Pricing:	Week of July 31, 2006

Expected Closing Date:	On or about August 25, 2006

Transaction Overview (Cont.)

Expected Pricing:	Week of July 31, 2006

Expected Closing Date:	On or about August 25, 2006

Record Date:
For so long as the Class A Certificates and Class M Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in September 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 18th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business.

Servicer Remittance Date:
The 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a Business Day, the Servicer Remittance Date for such month shall be the Business Day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and (i) principal pPrepayments in full, shall be the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (ii) principal prepayments in part, the calendar month prior to such Distribution Date.

Interest Accrual Period:
Interest will initially accrue on the Class A Certificates and Class M Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Class A Certificates and Class M Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately [0.51420%] for the Mortgage Loans.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Transaction Overview (Cont.)

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any) 3) Overcollateralization (“OC”); and 4) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 0.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 1.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in September 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 40.80%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	20.40%	40.80%
M-1	AA+ / Aa1	16.10%	32.20%
M-2	AA / Aa2	12.50%	25.00%
M-3	AA- / Aa3	10.70%	21.40%
M-4	A+ / A1	9.00%	18.00%
M-5	A / A2	7.45%	14.90%
M-6	A- / A3	5.90%	11.80%
M-7	BBB+ / Baa1	4.45%	8.90%
M-8	BBB / Baa2	3.20%	6.40%
M-9	BBB- / Baa3	2.50%	5.00%
M-10	BB+ / Ba1	1.90%	3.80%
M-11	BB / Ba2	0.90%	1.80%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date (not caused by the occurrence of a Swap Provider trigger event) and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Transaction Overview (Cont.)

Net WAC Pass-Through Rate (Continued):
Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If oOn any Distribution Date the Pass-Through Rate for any class of the Series 2006-FM1 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $1,472,743,288. Beginning with the Distribution Date in September 2006, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) [5.560]%, (ii) the Swap Notional Amount (as described defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and Class M Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the lesser of (a) the aggregate certificate principal balances of the Class A Certificates, and  the Mezzanine Certificates and the CE Certificates on the day immediately preceding such Distribution Date, and (b) the sscheduled sSwap nNotional aAmount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.
A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.
Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administration fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment received required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 40.80% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to

Transaction Overview (Cont.)

Class A Principal Distribution Amount (cont.):
zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A certificate principal balance is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 32.20% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 25.00% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 21.40% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 18.00% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 14.90% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 11.80% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 8.90% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 6.40% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 5.00% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 3.80% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 1.80% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 38.75% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
September 2008 to August 2009	1.30%, plus 1/12th of 1.60% for each month thereafter
September 2009 to August 2010	2.90%, plus 1/12th of 1.65% for each month thereafter
September 2010 to August 2011	4.55%, plus 1/12th of 1.30% for each month thereafter
September 2011 to August 2012	5.85%, plus 1/12th of 0.70% for each month thereafter
September 2012 to August 2013	6.55%, plus 1/12th of 0.00% for each month thereafter
September 2013 and thereafter	6.55%

Transaction Overview (Cont.)

Payment Priority:
I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:
1.  To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.  From remaining excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From remaining excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From remaining excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From remaining excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.  To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay any principal to the Class A Certificates and Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
4.  To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
5.  To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.
* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Class A Certificates and Class M Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule
Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
9/25/2006	$1,472,743,288	5/25/2009	$569,382,895	1/25/2012	$231,015,621
10/25/2006	$1,456,054,666	6/25/2009	$553,507,202	2/25/2012	$224,607,433
11/25/2006	$1,436,848,269	7/25/2009	$538,078,116	3/25/2012	$218,378,293
12/25/2006	$1,415,167,894	8/25/2009	$523,082,624	4/25/2012	$212,323,160
1/25/2007	$1,391,070,729	9/25/2009	$508,508,444	5/25/2012	$206,437,130
2/25/2007	$1,364,627,346	10/25/2009	$494,343,644	6/25/2012	$200,715,444
3/25/2007	$1,335,921,579	11/25/2009	$480,576,629	7/25/2012	$195,153,474
4/25/2007	$1,305,050,812	12/25/2009	$467,196,316	8/25/2012	$189,746,724
5/25/2007	$1,272,131,179	1/25/2010	$454,191,711	9/25/2012	$184,490,827
6/25/2007	$1,239,615,722	2/25/2010	$441,552,045	10/25/2012	$179,381,538
7/25/2007	$1,207,929,732	3/25/2010	$429,266,993	11/25/2012	$174,414,734
8/25/2007	$1,177,052,889	4/25/2010	$417,326,523	12/25/2012	$169,586,408
9/25/2007	$1,146,964,525	5/25/2010	$405,720,890	1/25/2013	$164,892,668
10/25/2007	$1,117,644,503	6/25/2010	$394,440,629	2/25/2013	$160,329,729
11/25/2007	$1,089,073,195	7/25/2010	$383,476,539	3/25/2013	$155,893,916
12/25/2007	$1,061,231,481	8/25/2010	$372,819,687	4/25/2013	$151,581,659
1/25/2008	$1,034,100,724	9/25/2010	$362,461,389	5/25/2013	$147,389,486
2/25/2008	$1,007,662,769	10/25/2010	$352,393,213	6/25/2013	$0
3/25/2008	$981,899,921	11/25/2010	$342,606,963
4/25/2008	$956,731,155	12/25/2010	$333,094,680
5/25/2008	$898,803,087	1/25/2011	$323,848,628
6/25/2008	$841,118,903	2/25/2011	$314,861,294
7/25/2008	$787,496,575	3/25/2011	$306,125,376
8/25/2008	$737,684,834	4/25/2011	$297,633,781
9/25/2008	$714,193,236	5/25/2011	$289,379,622
10/25/2008	$694,197,062	6/25/2011	$281,342,423
11/25/2008	$674,773,209	7/25/2011	$273,526,679
12/25/2008	$655,928,206	8/25/2011	$265,929,630
1/25/2009	$637,617,314	9/25/2011	$258,545,151
2/25/2009	$619,821,748	10/25/2011	$251,367,247
3/25/2009	$602,526,888	11/25/2011	$244,390,091
4/25/2009	$585,718,535	12/25/2011	$237,608,051

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	22.36	4.32	2.25	1.57	1.20
	First Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Feb-09

A-2A	Avg Life	17.89	1.59	1.01	0.84	0.68
	First Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
	Last Payment Date	Jan-32	Oct-09	May-08	Mar-08	Nov-07

A-2B	Avg Life	26.86	4.09	2.01	1.74	1.50
	First Payment Date	Jan-32	Oct-09	May-08	Mar-08	Nov-07
	Last Payment Date	Mar-35	Feb-12	Jan-09	Jun-08	Apr-08

A-2C	Avg Life	29.47	7.73	3.51	2.15	1.79
	First Payment Date	Mar-35	Feb-12	Jan-09	Jun-08	Apr-08
	Last Payment Date	Apr-36	Jun-17	Mar-12	Mar-09	Jul-08

A-2D	Avg Life	29.67	12.56	6.54	3.73	2.15
	First Payment Date	Apr-36	Jun-17	Mar-12	Mar-09	Jul-08
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Feb-09

M-1	Avg Life	29.04	8.42	4.86	5.02	3.44
	First Payment Date	Apr-33	Jul-10	May-10	Apr-11	Feb-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-2	Avg Life	29.04	8.42	4.72	4.52	3.67
	First Payment Date	Apr-33	Jul-10	Feb-10	Sep-10	Apr-10
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-3	Avg Life	29.04	8.42	4.65	4.24	3.61
	First Payment Date	Apr-33	Jul-10	Jan-10	Jun-10	Feb-10
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-4	Avg Life	29.04	8.42	4.62	4.10	3.42
	First Payment Date	Apr-33	Jul-10	Dec-09	Apr-10	Nov-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-5	Avg Life	29.04	8.42	4.60	4.00	3.27
	First Payment Date	Apr-33	Jul-10	Nov-09	Feb-10	Sep-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	29.04	8.42	4.57	3.92	3.16
	First Payment Date	Apr-33	Jul-10	Nov-09	Jan-10	Jul-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-7	Avg Life	29.04	8.42	4.55	3.86	3.08
	First Payment Date	Apr-33	Jul-10	Oct-09	Dec-09	Jun-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-8	Avg Life	29.04	8.42	4.54	3.81	3.01
	First Payment Date	Apr-33	Jul-10	Oct-09	Nov-09	May-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-9	Avg Life	29.04	8.42	4.52	3.77	2.96
	First Payment Date	Apr-33	Jul-10	Sep-09	Oct-09	Apr-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-10	Avg Life	29.04	8.26	4.42	3.68	2.89
	First Payment Date	Apr-33	Jul-10	Sep-09	Oct-09	Apr-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-11	Avg Life	29.04	7.46	3.99	3.33	2.67
	First Payment Date	Apr-33	Jul-10	Sep-09	Sep-09	Mar-09
	Last Payment Date	Apr-36	Jan-18	Jul-12	Jan-11	Oct-09

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	22.37	4.67	2.45	1.72	1.20
	First Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
	Last Payment Date	May-36	May-33	Apr-22	Oct-18	Feb-09

A-2A	Avg Life	17.89	1.59	1.01	0.84	0.68
	First Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
	Last Payment Date	Jan-32	Oct-09	May-08	Mar-08	Nov-07

A-2B	Avg Life	26.86	4.09	2.01	1.74	1.50
	First Payment Date	Jan-32	Oct-09	May-08	Mar-08	Nov-07
	Last Payment Date	Mar-35	Feb-12	Jan-09	Jun-08	Apr-08

A-2C	Avg Life	29.47	7.73	3.51	2.15	1.79
	First Payment Date	Mar-35	Feb-12	Jan-09	Jun-08	Apr-08
	Last Payment Date	Apr-36	Jun-17	Mar-12	Mar-09	Jul-08

A-2D	Avg Life	29.67	15.77	8.39	5.02	2.15
	First Payment Date	Apr-36	Jun-17	Mar-12	Mar-09	Jul-08
	Last Payment Date	May-36	May-33	Apr-22	Sep-18	Feb-09

M-1	Avg Life	29.05	9.31	5.37	5.68	5.53
	First Payment Date	Apr-33	Jul-10	May-10	Apr-11	Feb-09
	Last Payment Date	May-36	Dec-29	Aug-19	Aug-16	Jul-15

M-2	Avg Life	29.04	9.28	5.20	4.90	4.41
	First Payment Date	Apr-33	Jul-10	Feb-10	Sep-10	May-10
	Last Payment Date	May-36	Dec-28	Nov-18	Jan-16	Jul-13

M-3	Avg Life	29.04	9.24	5.11	4.59	3.89
	First Payment Date	Apr-33	Jul-10	Jan-10	Jun-10	Feb-10
	Last Payment Date	May-36	Oct-27	Feb-18	May-15	Jan-13

M-4	Avg Life	29.04	9.20	5.06	4.44	3.67
	First Payment Date	Apr-33	Jul-10	Dec-09	Apr-10	Nov-09
	Last Payment Date	Apr-36	Jan-27	Sep-17	Jan-15	Oct-12

M-5	Avg Life	29.04	9.15	5.00	4.32	3.51
	First Payment Date	Apr-33	Jul-10	Nov-09	Feb-10	Sep-09
	Last Payment Date	Apr-36	Mar-26	Feb-17	Aug-14	Jun-12

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	29.04	9.08	4.93	4.20	3.38
	First Payment Date	Apr-33	Jul-10	Nov-09	Jan-10	Jul-09
	Last Payment Date	Apr-36	Apr-25	Aug-16	Mar-14	Feb-12

M-7	Avg Life	29.04	8.97	4.85	4.09	3.25
	First Payment Date	Apr-33	Jul-10	Oct-09	Dec-09	Jun-09
	Last Payment Date	Apr-36	Jan-24	Nov-15	Aug-13	Oct-11

M-8	Avg Life	29.04	8.79	4.74	3.95	3.12
	First Payment Date	Apr-33	Jul-10	Oct-09	Nov-09	May-09
	Last Payment Date	Apr-36	Aug-22	Jan-15	Jan-13	Apr-11

M-9	Avg Life	29.04	8.55	4.59	3.81	3.00
	First Payment Date	Apr-33	Jul-10	Sep-09	Oct-09	Apr-09
	Last Payment Date	Apr-36	Nov-20	Jan-14	Mar-12	Sep-10

M-10	Avg Life	29.04	8.26	4.42	3.68	2.89
	First Payment Date	Apr-33	Jul-10	Sep-09	Oct-09	Apr-09
	Last Payment Date	Apr-36	Jul-19	May-13	Sep-11	Apr-10

M-11	Avg Life	29.04	7.46	3.99	3.33	2.67
	First Payment Date	Apr-33	Jul-10	Sep-09	Sep-09	Mar-09
	Last Payment Date	Apr-36	Jan-18	Jul-12	Jan-11	Oct-09

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	9/25/2006	22.277	46	6/25/2010	26.578
2	10/25/2006	22.353	47	7/25/2010	26.789
3	11/25/2006	22.277	48	8/25/2010	26.560
4	12/25/2006	22.353	49	9/25/2010	26.551
5	1/25/2007	22.277	50	10/25/2010	26.761
6	2/25/2007	22.277	51	11/25/2010	26.535
7	3/25/2007	22.521	52	12/25/2010	26.754
8	4/25/2007	22.278	53	1/25/2011	26.526
9	5/25/2007	22.354	54	2/25/2011	26.517
10	6/25/2007	22.278	55	3/25/2011	27.209
11	7/25/2007	22.354	56	4/25/2011	26.499
12	8/25/2007	22.278	57	5/25/2011	26.710
13	9/25/2007	22.278	58	6/25/2011	26.483
14	10/25/2007	22.354	59	7/25/2011	26.691
15	11/25/2007	22.279	60	8/25/2011	26.464
16	12/25/2007	22.355	61	9/25/2011	26.454
17	1/25/2008	22.279	62	10/25/2011	26.662
18	2/25/2008	22.279	63	11/25/2011	26.437
19	3/25/2008	22.436	64	12/25/2011	26.644
20	4/25/2008	22.281	65	1/25/2012	26.418
21	5/25/2008	23.528	66	2/25/2012	26.408
22	6/25/2008	23.844	67	3/25/2012	26.844
23	7/25/2008	23.957	68	4/25/2012	26.389
24	8/25/2008	23.814	69	5/25/2012	26.596
25	9/25/2008	23.811	70	6/25/2012	26.372
26	10/25/2008	23.937	71	7/25/2012	26.576
27	11/25/2008	24.606	72	8/25/2012	26.352
28	12/25/2008	25.062	73	9/25/2012	26.342
29	1/25/2009	24.895	74	10/25/2012	26.546
30	2/25/2009	24.890	75	11/25/2012	26.323
31	3/25/2009	25.409	76	12/25/2012	26.527
32	4/25/2009	24.883	77	1/25/2013	26.303
33	5/25/2009	25.862	78	2/25/2013	26.293
34	6/25/2009	25.979	79	3/25/2013	26.966
35	7/25/2009	26.171	80	4/25/2013	26.273
36	8/25/2009	25.965	81	5/25/2013	26.475
37	9/25/2009	25.958
38	10/25/2009	26.150
39	11/25/2009	26.432
40	12/25/2009	26.835
41	1/25/2010	26.605				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	2/25/2010	26.597				*1 Month LIBOR: 20%
43	3/25/2010	27.295				*6 Month Libor: 20%
44	4/25/2010	26.579				*Includes Net Swap Payments received from the Swap Provider
45	5/25/2010	26.793

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	9/25/2006	22.214	46	6/25/2010	26.700
2	10/25/2006	22.288	47	7/25/2010	26.916
3	11/25/2006	22.215	48	8/25/2010	26.685
4	12/25/2006	22.290	49	9/25/2010	26.677
5	1/25/2007	22.217	50	10/25/2010	26.893
6	2/25/2007	22.217	51	11/25/2010	26.669
7	3/25/2007	22.456	52	12/25/2010	26.885
8	4/25/2007	22.219	53	1/25/2011	26.655
9	5/25/2007	22.294	54	2/25/2011	26.647
10	6/25/2007	22.220	55	3/25/2011	27.354
11	7/25/2007	22.295	56	4/25/2011	26.631
12	8/25/2007	22.222	57	5/25/2011	26.848
13	9/25/2007	22.222	58	6/25/2011	26.620
14	10/25/2007	22.297	59	7/25/2011	26.834
15	11/25/2007	22.223	60	8/25/2011	26.604
16	12/25/2007	22.298	61	9/25/2011	26.596
17	1/25/2008	22.224	62	10/25/2011	26.808
18	2/25/2008	22.225	63	11/25/2011	26.580
19	3/25/2008	22.379	64	12/25/2011	26.795
20	4/25/2008	22.229	65	1/25/2012	26.565
21	5/25/2008	23.956	66	2/25/2012	26.557
22	6/25/2008	23.853	67	3/25/2012	27.004
23	7/25/2008	23.975	68	4/25/2012	26.540
24	8/25/2008	23.838	69	5/25/2012	26.753
25	9/25/2008	23.837	70	6/25/2012	26.526
26	10/25/2008	23.966	71	7/25/2012	26.737
27	11/25/2008	24.944	72	8/25/2012	26.509
28	12/25/2008	25.128	73	9/25/2012	26.500
29	1/25/2009	24.960	74	10/25/2012	26.711
30	2/25/2009	24.957	75	11/25/2012	26.484
31	3/25/2009	25.485	76	12/25/2012	26.695
32	4/25/2009	24.953	77	1/25/2013	26.467
33	5/25/2009	26.266	78	2/25/2013	26.459
34	6/25/2009	26.083	79	3/25/2013	27.151
35	7/25/2009	26.280	80	4/25/2013	26.441
36	8/25/2009	26.072	81	5/25/2013	26.650
37	9/25/2009	26.066
38	10/25/2009	26.264
39	11/25/2009	26.723
40	12/25/2009	26.955
41	1/25/2010	26.723				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	2/25/2010	26.716				*1 Month LIBOR: 20%
43	3/25/2010	27.429				*6 Month Libor: 20%
44	4/25/2010	26.701				*Includes Net Swap Payments received from the Swap Provider
45	5/25/2010	26.929

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	9/25/2006	22.235	46	6/25/2010	26.660
2	10/25/2006	22.310	47	7/25/2010	26.875
3	11/25/2006	22.235	48	8/25/2010	26.644
4	12/25/2006	22.310	49	9/25/2010	26.636
5	1/25/2007	22.236	50	10/25/2010	26.850
6	2/25/2007	22.237	51	11/25/2010	26.625
7	3/25/2007	22.477	52	12/25/2010	26.842
8	4/25/2007	22.238	53	1/25/2011	26.612
9	5/25/2007	22.313	54	2/25/2011	26.604
10	6/25/2007	22.239	55	3/25/2011	27.306
11	7/25/2007	22.314	56	4/25/2011	26.588
12	8/25/2007	22.240	57	5/25/2011	26.802
13	9/25/2007	22.240	58	6/25/2011	26.575
14	10/25/2007	22.316	59	7/25/2011	26.787
15	11/25/2007	22.241	60	8/25/2011	26.558
16	12/25/2007	22.317	61	9/25/2011	26.549
17	1/25/2008	22.242	62	10/25/2011	26.760
18	2/25/2008	22.243	63	11/25/2011	26.533
19	3/25/2008	22.398	64	12/25/2011	26.745
20	4/25/2008	22.246	65	1/25/2012	26.517
21	5/25/2008	23.816	66	2/25/2012	26.508
22	6/25/2008	23.8510	67	3/25/2012	26.952
23	7/25/2008	23.969	68	4/25/2012	26.490
24	8/25/2008	23.830	69	5/25/2012	26.701
25	9/25/2008	23.828	70	6/25/2012	26.475
26	10/25/2008	23.956	71	7/25/2012	26.684
27	11/25/2008	24.834	72	8/25/2012	26.457
28	12/25/2008	25.107	73	9/25/2012	26.448
29	1/25/2009	24.939	74	10/25/2012	26.656
30	2/25/2009	24.935	75	11/25/2012	26.431
31	3/25/2009	25.460	76	12/25/2012	26.639
32	4/25/2009	24.930	77	1/25/2013	26.413
33	5/25/2009	26.134	78	2/25/2013	26.404
34	6/25/2009	26.049	79	3/25/2013	27.090
35	7/25/2009	26.245	80	4/25/2013	26.386
36	8/25/2009	26.037	81	5/25/2013	26.592
37	9/25/2009	26.031
38	10/25/2009	26.227
39	11/25/2009	26.628
40	12/25/2009	26.916
41	1/25/2010	26.685				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	2/25/2010	26.677				*1 Month LIBOR: 20%
43	3/25/2010	27.385				*6 Month Libor: 20%
44	4/25/2010	26.661				*Includes Net Swap Payments received from the Swap Provider
45	5/25/2010	26.885

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	214	5.4019	5.5481	214	45	460	5.3851	5.4740	454
2	214	5.4689	5.5590	214	46	459	5.3841	5.4903	454
3	213	5.5203	5.5569	214	47	460	5.3831	5.5041	455
4	214	5.4980	5.5448	214	48	460	5.3832	5.5210	454
5	213	5.5035	5.5269	213	49	460	5.4684	5.5365	455
6	213	5.5100	5.5050	213	50	461	5.4698	5.5366	456
7	214	5.4688	5.4772	214	51	460	5.4718	5.5384	460
8	213	5.4558	5.4611	213	52	461	5.4729	5.5396	461
9	213	5.4493	5.4411	213	53	461	5.4756	5.5407	460
10	212	5.3924	5.4224	212	54	461	5.4761	5.5421	460
11	213	5.3822	5.4102	213	55	463	5.4758	5.5420	463
12	212	5.3479	5.3971	212	56	461	5.4780	5.5497	460
13	212	5.3615	5.3883	212	57	462	5.4789	5.5566	463
14	212	5.3459	5.3729	212	58	462	5.4796	5.5625	462
15	211	5.3343	5.3612	211	59	462	5.4798	5.5682	463
16	211	5.3210	5.3474	211	60	462	5.4807	5.5759	463
17	211	5.3070	5.3337	210	61	462	5.5143	5.5814	463
18	210	5.2945	5.3205	210	62	463	5.5157	5.5812	464
19	211	5.2813	5.3076	211	63	463	5.5162	5.5823	465
20	210	5.2681	5.3170	210	64	464	5.5165	5.5822	466
21	358	5.2557	5.3251	358	65	463	5.5183	5.5830	466
22	373	5.2434	5.3375	373	66	463	5.5180	5.5827	466
23	372	5.2297	5.3485	372	67	465	5.5175	5.5828	468
24	369	5.2178	5.3624	369	68	464	5.5190	5.5928	467
25	368	5.3272	5.3776	368	69	465	5.5182	5.5980	469
26	369	5.3225	5.3720	369	70	465	5.5186	5.6055	469
27	453	5.3197	5.3683	440	71	466	5.5185	5.6133	470
28	463	5.3143	5.3637	449	72	466	5.5196	5.6202	470
29	461	5.3112	5.3597	447	73	466	5.5622	5.6274	471
30	461	5.3065	5.3549	447	74	467	5.5608	5.6261	472
31	463	5.3013	5.3507	449	75	468	5.5614	5.6264	474
32	459	5.2984	5.3654	445	76	469	5.5619	5.6257	475
33	461	5.2939	5.3791	447	77	469	5.5613	5.6257	475
34	460	5.2899	5.3958	447	78	469	5.5620	5.6248	476
35	460	5.2851	5.4110	447	79	471	5.5596	5.6241	477
36	458	5.2817	5.4298	445	80	471	5.5604	5.6403	477
37	457	5.3850	5.4475	445	81	472	5.5594	5.6512	480
38	457	5.3849	5.4463	444
39	459	5.3860	5.4467	450
40	460	5.3853	5.4465	453
41	460	5.3869	5.4463	452
42	459	5.3856	5.4463	452
43	462	5.3842	5.4454	454
44	459	5.3851	5.4601	451
*Includes Net Swap Payments received from and paid to the Swap Provider.

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	27.55	20.21
M-2	21.57	17.27
M-3	18.93	15.79
M-4	16.62	14.40
M-5	14.65	13.13
M-6	12.78	11.84
M-7	11.06	10.57
M-8	9.66	9.489
M-9	8.84	8.82
M-10	8.20	8.29
M-11	7.51	7.69

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*

Number of Mortgage Loans:	6,578	Index Type:
Aggregate Principal Balance:	$1,472,743,288	6 Month LIBOR:	83.22%
Conforming Principal Balance Loans:	$1,065,890,357	Fixed Rate:	16.78%
Average Principal Balance:	$223,889	W.A. Initial Periodic Cap:	2.083%
Range:	$14,851 - $1,344,766	W.A. Subsequent Periodic Cap:	1.503%
W.A. Coupon:	8.389%	W.A. Lifetime Rate Cap:	6.000%
Range:	5.150% - 14.200%	Property Type:
W.A. Gross Margin:	6.033%	Single Family:	82.47%
Range:	3.016% - 6.990%	Condo:	5.64%
W.A. Remaining Term (months):	356	2-4 Family:	11.90%
Range (months):	116 - 358	Occupancy Status:
W.A. Seasoning (months):	4	Primary:	93.72%
Latest Maturity Date:	June 1, 2036	Investment:	5.27%
State Concentration (Top 5):		Second Home:	1.01%
California:	26.29%	Documentation Status:
Florida:	13.56%	Full:	53.44%
New York:	11.77%	Stated:	45.91%
Maryland:	8.22%	Easy:	0.65%
New Jersey:	6.51%
W.A. Original Combined LTV:	81.82%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
Range:	15.34% - 100.00%	Loans with Prepay Penalties:	55.63%
First Liens:	93.47%	Interest Only Loans:	10.82%
Second Liens:	6.53%	Non-Zero W.A. Interest Only Term (months):	60
Non-Balloon Loans:	58.41%
Non-Zero W.A. FICO Score:	630

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 10 Year	9	376,483	0.03	10.472	693	99.39
Fixed - 15 Year	110	2,612,021	0.18	10.947	639	93.21
Fixed - 20 Year	9	991,397	0.07	8.088	647	74.05
Fixed - 25 Year	1	232,573	0.02	7.150	615	78.00
Fixed - 30 Year	1,773	192,887,458	13.10	9.414	645	88.01
Balloon - 30/40	147	49,986,592	3.39	7.485	649	80.89
ARM - 2 Year/6 Month	2,227	496,738,401	33.73	8.628	615	80.01
ARM - 2 Year/6 Month IO	467	157,414,646	10.69	7.566	651	81.38
ARM - 2 Year/6 Month 30/40 Balloon	1,767	551,177,762	37.43	8.130	632	81.48
ARM - 3 Year/6 Month	24	5,740,991	0.39	8.843	611	81.84
ARM - 3 Year/6 Month IO	5	1,998,960	0.14	7.169	650	78.88
ARM - 3 Year/6 Month 30/40 Balloon	29	8,954,635	0.61	8.049	646	80.79
ARM - 5 Year/6 Month	4	1,309,664	0.09	7.560	646	73.11
ARM - 5 Year/6 Month 30/40 Balloon	6	2,321,704	0.16	7.623	693	85.57
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	6,106	1,313,329,682	89.18	8.490	628	81.88
60	472	159,413,606	10.82	7.561	651	81.35
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	671	23,141,834	1.57	11.238	644	99.28
50,000.01 - 100,000.00	1,017	76,970,075	5.23	10.186	633	89.87
100,000.01 - 150,000.00	995	123,348,292	8.38	9.165	624	83.25
150,000.01 - 200,000.00	934	163,371,649	11.09	8.415	623	80.15
200,000.01 - 250,000.00	659	147,575,739	10.02	8.301	621	79.73
250,000.01 - 300,000.00	483	133,125,984	9.04	8.381	621	80.07
300,000.01 - 350,000.00	490	158,394,320	10.76	8.114	628	81.07
350,000.01 - 400,000.00	384	143,520,150	9.75	8.047	628	81.00
400,000.01 - 450,000.00	274	116,299,048	7.90	8.055	634	81.25
450,000.01 - 500,000.00	207	98,053,521	6.66	7.935	644	81.11
500,000.01 - 550,000.00	144	75,494,470	5.13	7.924	640	81.46
550,000.01 - 600,000.00	113	64,614,237	4.39	8.086	648	82.26
600,000.01 - 650,000.00	55	34,418,550	2.34	7.976	635	81.76
650,000.01 - 700,000.00	51	34,401,069	2.34	8.107	635	82.00
700,000.01 - 750,000.00	49	35,632,857	2.42	8.291	625	82.79
750,000.01 - 800,000.00	29	22,566,620	1.53	7.992	656	81.76
800,000.01 - 850,000.00	4	3,292,078	0.22	7.410	652	78.75
850,000.01 - 900,000.00	3	2,638,268	0.18	7.927	643	84.62
900,000.01 - 950,000.00	4	3,683,621	0.25	6.664	640	74.66
950,000.01 - 1,000,000.00	9	8,740,710	0.59	7.299	654	81.08
1,000,000.01 >=	3	3,460,195	0.23	7.573	691	78.06
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	671	23,141,834	1.57	11.238	644	99.28
50,000.01 - 100,000.00	1,017	76,970,075	5.23	10.186	633	89.87
100,000.01 - 150,000.00	1,001	124,247,969	8.44	9.157	624	83.22
150,000.01 - 200,000.00	930	162,863,993	11.06	8.418	623	80.15
200,000.01 - 250,000.00	659	147,683,080	10.03	8.300	621	79.74
250,000.01 - 300,000.00	483	133,225,620	9.05	8.376	621	80.03
300,000.01 - 350,000.00	493	159,544,068	10.83	8.117	628	81.11
350,000.01 - 400,000.00	383	143,369,507	9.73	8.057	628	81.03
400,000.01 - 450,000.00	274	116,499,156	7.91	8.041	635	81.19
450,000.01 - 500,000.00	204	96,754,903	6.57	7.932	643	81.10
500,000.01 - 550,000.00	146	76,641,987	5.20	7.909	639	81.49
550,000.01 - 600,000.00	110	62,967,128	4.28	8.114	648	82.26
600,000.01 - 650,000.00	55	34,418,550	2.34	7.976	635	81.76
650,000.01 - 700,000.00	51	34,401,069	2.34	8.107	635	82.00
700,000.01 - 750,000.00	49	35,632,857	2.42	8.291	625	82.79
750,000.01 - 800,000.00	29	22,566,620	1.53	7.992	656	81.76
800,000.01 - 850,000.00	4	3,292,078	0.22	7.410	652	78.75
850,000.01 - 900,000.00	3	2,638,268	0.18	7.927	643	84.62
900,000.01 - 950,000.00	4	3,683,621	0.25	6.664	640	74.66
950,000.01 - 1,000,000.00	9	8,740,710	0.59	7.299	654	81.08
1,000,000.01 >=	3	3,460,195	0.23	7.573	691	78.06
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	9	376,483	0.03	10.472	693	99.39
121 - 180	110	2,612,021	0.18	10.947	639	93.21
181 - 240	9	991,397	0.07	8.088	647	74.05
241 - 300	1	232,573	0.02	7.150	615	78.00
301 - 360	6,449	1,468,530,814	99.71	8.384	630	81.80
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	535,089	0.04	5.150	670	80.00
5.500 - 5.999	19	7,253,617	0.49	5.868	688	72.97
6.000 - 6.499	100	35,576,254	2.42	6.296	668	76.64
6.500 - 6.999	358	123,694,433	8.40	6.798	661	79.81
7.000 - 7.499	511	152,112,397	10.33	7.255	647	79.67
7.500 - 7.999	1,060	309,033,842	20.98	7.770	639	80.84
8.000 - 8.499	824	223,145,934	15.15	8.263	634	80.94
8.500 - 8.999	1,073	282,517,702	19.18	8.738	622	81.64
9.000 - 9.499	496	110,713,330	7.52	9.236	605	82.44
9.500 - 9.999	572	95,705,746	6.50	9.745	590	83.81
10.000 - 10.499	236	28,784,438	1.95	10.211	587	83.98
10.500 - 10.999	420	40,487,403	2.75	10.716	625	90.08
11.000 - 11.499	364	27,498,436	1.87	11.236	626	92.96
11.500 - 11.999	171	13,637,176	0.93	12.22311.762	606	88.64
12.000 - 12.499	173	10,849,458	0.74	12.63612.223	598	93.21
12.500 - 12.999	176	9,750,757	0.66	13.06212.636	624	99.78
13.000 - 13.499	17	1,048,014	0.07	13.062	623	99.89
13.500 - 13.999	6	373,283	0.03	13.653	620	99.03
14.000 - 14.499	1	25,979	0.00	14.200	582	95.00
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
<= 50.00	102	17,897,080	1.22	8.573	579	41.68
50.01 - 55.00	44	8,800,907	0.60	7.930	591	53.04
55.01 - 60.00	73	14,330,883	0.97	8.570	585	57.98
60.01 - 65.00	122	30,647,588	2.08	8.390	586	63.54
65.01 - 70.00	160	41,462,807	2.82	8.796	576	68.98
70.01 - 75.00	239	66,055,354	4.49	8.482	585	74.11
75.01 - 80.00	3,025	826,645,512	56.13	8.047	643	79.89
80.01 - 85.00	435	121,312,831	8.24	8.141	607	84.63
85.01 - 90.00	662	184,866,590	12.55	8.403	621	89.79
90.01 - 95.00	190	41,681,377	2.83	8.632	629	94.80
95.01 - 100.00	1,526	119,042,360	8.08	10.702	656	99.92
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	236	58,000,368	3.94	9.812	513	73.45
525 - 549	295	68,348,175	4.64	9.289	537	74.74
550 - 574	457	114,541,568	7.78	8.748	561	79.73
575 - 599	746	155,188,751	10.54	8.479	588	81.79
600 - 624	1,133	239,352,836	16.25	8.347	613	82.88
625 - 649	1,503	311,505,480	21.15	8.345	636	83.02
650 - 674	982	224,560,312	15.25	8.114	661	83.00
675 - 699	632	152,673,205	10.37	7.964	686	82.91
700 - 724	300	73,538,154	4.99	8.072	710	82.87
725 - 749	179	46,282,687	3.14	8.037	734	82.51
750 - 774	79	19,462,888	1.32	8.125	761	83.89
775 - 799	28	6,954,773	0.47	7.949	787	82.46
800 - 824	8	2,334,094	0.16	8.066	805	82.82
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,192	387,182,827	26.29	8.050	641	81.17
Florida	1,071	199,739,700	13.56	8.465	632	83.16
New York	561	173,284,240	11.77	8.340	639	80.62
Maryland	534	121,095,640	8.22	8.494	618	81.05
New Jersey	371	95,834,316	6.51	8.732	615	80.83
Illinois	425	73,643,211	5.00	8.788	631	82.14
Massachusetts	233	53,236,888	3.61	8.607	624	81.58
Virginia	184	46,844,296	3.18	8.372	629	82.29
Georgia	323	44,222,490	3.00	8.639	616	83.99
Arizona	169	31,232,139	2.12	8.253	632	81.41
Nevada	95	21,913,666	1.49	8.554	631	82.79
Texas	142	19,891,731	1.35	8.686	624	81.53
Connecticut	92	18,918,766	1.28	8.335	614	81.67
Washington	82	18,546,658	1.26	8.311	621	82.78
Hawaii	54	17,936,198	1.22	8.065	639	81.66
Pennsylvania	115	16,039,478	1.09	8.850	610	84.04
Colorado	80	13,432,886	0.91	8.122	627	83.28
North Carolina	104	12,777,253	0.87	8.804	597	83.69
Wisconsin	87	11,647,949	0.79	8.724	619	83.18
Michigan	97	11,367,532	0.77	8.888	640	84.45
Minnesota	64	11,060,239	0.75	8.131	635	83.87
District of Columbia	38	9,146,330	0.62	8.282	617	77.11
Ohio	69	8,334,317	0.57	8.659	612	85.83
South Carolina	48	7,168,248	0.49	8.769	596	84.20
Rhode Island	40	7,084,860	0.48	8.536	630	83.47
Oregon	42	6,822,064	0.46	8.262	626	81.85
Utah	36	5,273,157	0.36	8.180	642	83.27
New Mexico	24	3,756,838	0.26	8.574	638	83.61
Tennessee	36	3,456,541	0.23	8.887	626	85.97
Idaho	24	3,305,282	0.22	8.593	630	84.33
New Hampshire	19	3,002,436	0.20	8.653	612	79.41
Missouri	27	2,579,639	0.18	8.990	622	88.35
Delaware	19	2,562,047	0.17	9.341	631	77.49
Indiana	22	2,499,903	0.17	9.191	610	89.45
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Arkansas	12	1,607,439	0.11	8.209	629	83.85
Iowa	12	1,348,491	0.09	9.146	597	85.02
Vermont	5	1,007,564	0.07	8.093	619	88.71
West Virginia	5	1,004,244	0.07	7.952	627	86.03
Kentucky	12	989,713	0.07	9.162	609	84.49
Kansas	5	748,526	0.05	9.640	615	79.72
Maine	4	661,635	0.04	8.434	592	81.95
Oklahoma	2	439,339	0.03	9.386	579	74.77
Nebraska	2	96,573	0.01	9.796	643	83.98
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	6,124	1,380,288,962	93.72	8.366	630	81.84
Investment	399	77,617,345	5.27	8.792	638	81.80
Second Home	55	14,836,981	1.01	8.384	632	80.43
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	3,722	787,026,885	53.44	8.017	622	82.54
Stated Documentation	2,822	676,089,395	45.91	8.818	640	80.95
Easy Documentation	34	9,627,008	0.65	8.710	593	83.99
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	4,187	830,767,624	56.41	8.454	648	83.35
Refinance - Cashout	2,383	639,723,879	43.44	8.307	607	79.84
Refinance - Rate Term	8	2,251,785	0.15	7.638	652	80.90
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	5,482	1,214,538,389	82.47	8.386	627	81.73
2-4 Family	625	175,203,101	11.90	8.330	647	81.52
Condo	471	83,001,798	5.64	8.564	645	83.82
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
October 2007	1	197,600	0.02	7.600	625	80.00
December 2007	4	627,732	0.05	8.207	588	83.04
January 2008	12	2,407,697	0.20	8.649	593	82.98
February 2008	75	19,217,444	1.57	8.613	603	79.69
March 2008	395	111,805,941	9.12	8.250	635	80.49
April 2008	1,500	412,367,711	33.64	8.258	629	81.22
May 2008	2,401	639,715,843	52.19	8.253	625	80.74
June 2008	73	18,990,841	1.55	8.296	621	80.23
March 2009	3	1,360,904	0.11	9.569	583	78.88
April 2009	19	5,048,690	0.41	8.408	631	84.66
May 2009	34	9,792,883	0.80	7.930	644	79.75
June 2009	2	492,109	0.04	8.213	630	71.53
March 2011	1	89,117	0.01	8.550	689	85.00
April 2011	3	1,219,706	0.10	7.983	689	85.26
May 2011	6	2,322,545	0.19	7.363	669	78.73
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	5	1,721,007	0.14	5.549	658	73.47
3.500 - 3.999	13	4,642,443	0.38	6.168	669	79.67
4.000 - 4.499	91	30,383,617	2.48	6.496	657	78.68
4.500 - 4.999	295	102,900,802	8.40	6.933	659	80.09
5.000 - 5.499	584	168,720,536	13.77	7.443	642	80.27
5.500 - 5.999	893	254,409,525	20.76	7.924	634	80.73
6.000 - 6.499	858	239,249,373	19.52	8.366	630	81.24
6.500 - 6.999	1,790	423,629,461	34.56	9.207	606	81.36
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	1	535,089	0.04	5.150	670	80.00
11.500 - 11.999	9	3,065,721	0.25	5.702	685	77.50
12.000 - 12.499	61	20,361,446	1.66	6.322	659	77.73
12.500 - 12.999	275	96,223,492	7.85	6.806	660	80.12
13.000 - 13.499	431	126,511,057	10.32	7.254	645	80.07
13.500 - 13.999	942	278,470,588	22.72	7.776	639	80.89
14.000 - 14.499	757	208,126,213	16.98	8.265	634	81.13
14.500 - 14.999	1,006	268,618,584	21.92	8.741	622	81.74
15.000 - 15.499	448	104,291,239	8.51	9.231	605	82.33
15.500 - 15.999	359	75,557,015	6.16	9.742	579	82.11
16.000 - 16.499	108	19,527,057	1.59	10.223	554	77.58
16.500 - 16.999	74	14,025,995	1.14	10.683	547	75.99
17.000 - 17.499	28	5,138,539	0.42	11.233	548	69.69
17.500 - 17.999	19	3,608,615	0.29	11.721	529	58.80
18.000 - 18.499	11	1,596,113	0.13	12.107	531	63.32
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	535,089	0.04	5.150	670	80.00
5.500 - 5.999	9	3,065,721	0.25	5.702	685	77.50
6.000 - 6.499	61	20,361,446	1.66	6.322	659	77.73
6.500 - 6.999	275	96,223,492	7.85	6.806	660	80.12
7.000 - 7.499	431	126,511,057	10.32	7.254	645	80.07
7.500 - 7.999	942	278,470,588	22.72	7.776	639	80.89
8.000 - 8.499	757	208,126,213	16.98	8.265	634	81.13
8.500 - 8.999	1,006	268,618,584	21.92	8.741	622	81.74
9.000 - 9.499	448	104,291,239	8.51	9.231	605	82.33
9.500 - 9.999	359	75,557,015	6.16	9.742	579	82.11
10.000 - 10.499	108	19,527,057	1.59	10.223	554	77.58
10.500 - 10.999	74	14,025,995	1.14	10.683	547	75.99
11.000 - 11.499	28	5,138,539	0.42	11.233	548	69.69
11.500 - 11.999	19	3,608,615	0.29	11.721	529	58.80
12.000 - 12.499	11	1,596,113	0.13	12.107	531	63.32
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	4,135	1,123,848,924	91.69	8.264	627	80.83
3.000	394	101,807,840	8.31	8.199	634	81.25
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	4,528	1,224,975,359	99.94	8.260	627	80.86
6.000	1	681,405	0.06	6.550	667	80.00
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	4,529	1,225,656,764	100.00	8.259	627	80.86
Total:	4,529	1,225,656,764	100.00	8.259	627	80.86
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,996	653,487,341	44.37	8.670	626	81.73
12	329	90,981,611	6.18	8.338	639	81.87
24	2,557	565,128,703	38.37	8.267	632	82.24
36	696	163,145,634	11.08	7.714	638	80.72
Total:	6,578	1,472,743,288	100.00	8.389	630	81.82

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*
Number of Mortgage Loans:	2,738	Index Type:
Aggregate Principal Balance:	$481,778,538	6 Month LIBOR:	81.97%
Conforming Principal Balance Loans:	$481,778,538	Fixed Rate:	18.03%
Average Principal Balance:	$175,960	W.A. Initial Periodic Cap:	2.074%
Range:	$14,851 - $647,244	W.A. Subsequent Periodic Cap:	1.500%
W.A. Coupon:	8.433%	W.A. Lifetime Rate Cap:	6.000%
Range:	5.900% - 13.650%	Property Type:
W.A. Gross Margin:	6.095%	Single Family:	80.61%
Range:	3.566% - 6.990%	Condo:	5.49%
W.A. Remaining Term (months):	355	2-4 Family:	13.90%
Range (months):	116 - 358	Occupancy Status:
W.A. Seasoning (months):	4	Primary:	88.63%
Latest Maturity Date:	June 1, 2036	Investment:	10.29%
State Concentration (Top 5):		Second Home:	1.07%
New York:	12.68%	Documentation Status:
Florida:	12.43%	Full:	62.29%
Maryland:	11.08%	Stated:	37.06%
California:	10.17%	Easy:	0.65%
New Jersey:	7.97%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
W.A. Original Combined LTV:	80.81%	Loans with Prepay Penalties:	46.17%
Range:	15.34% - 100.00%	Interest Only Loans:	7.18%
First Liens:	95.44%	Non-Zero W.A. Interest Only Term (months):	60
Second Liens:	4.56%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
Non-Balloon Loans:	62.05%
Non-Zero W.A. FICO Score:	617

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 10 Year	3	97,979	0.02	10.707	692	100.00
Fixed - 15 Year	81	1,801,570	0.37	11.202	634	96.70
Fixed - 20 Year	6	827,245	0.17	7.238	648	69.08
Fixed - 25 Year	1	232,573	0.05	7.150	615	78.00
Fixed - 30 Year	675	64,091,094	13.30	8.968	629	83.22
Balloon - 30/40	74	19,810,198	4.11	7.587	647	81.18
ARM - 2 Year/6 Month	1,053	195,375,545	40.55	8.733	601	78.95
ARM - 2 Year/6 Month IO	148	33,255,426	6.90	7.501	638	81.19
ARM - 2 Year/6 Month 30/40 Balloon	666	159,083,591	33.02	8.142	621	81.91
ARM - 3 Year/6 Month	11	1,938,571	0.40	8.573	614	77.23
ARM - 3 Year/6 Month IO	3	1,314,960	0.27	7.114	662	83.76
ARM - 3 Year/6 Month 30/40 Balloon	13	2,898,643	0.60	8.155	641	79.42
ARM - 5 Year/6 Month 30/40 Balloon	4	1,051,141	0.22	7.793	649	82.14
Total:	2,738	481,778,538	100.00	8.433	617	80.81

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,587	447,208,152	92.82	8.506	615	80.78
60	151	34,570,386	7.18	7.486	639	81.29
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	411	13,705,643	2.84	11.174	643	99.11
50,000.01 - 100,000.00	360	27,192,799	5.64	9.709	622	86.19
100,000.01 - 150,000.00	468	58,639,156	12.17	8.576	613	78.76
150,000.01 - 200,000.00	533	93,008,150	19.31	8.288	618	78.92
200,000.01 - 250,000.00	323	72,074,817	14.96	8.288	610	79.00
250,000.01 - 300,000.00	206	57,013,824	11.83	8.510	609	80.08
300,000.01 - 350,000.00	207	66,879,008	13.88	8.119	617	81.12
350,000.01 - 400,000.00	138	51,361,006	10.66	8.143	611	81.13
400,000.01 - 450,000.00	52	21,674,169	4.50	7.818	631	80.05
450,000.01 - 500,000.00	22	10,451,253	2.17	7.817	646	83.34
500,000.01 - 550,000.00	12	6,177,107	1.28	7.728	642	82.23
550,000.01 - 600,000.00	3	1,715,044	0.36	7.955	611	84.64
600,000.01 - 650,000.00	3	1,886,561	0.39	8.227	605	85.74
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	411	13,705,643	2.84	11.174	643	99.11
50,000.01 - 100,000.00	360	27,192,799	5.64	9.709	622	86.19
100,000.01 - 150,000.00	472	59,238,847	12.30	8.574	613	78.75
150,000.01 - 200,000.00	530	92,600,730	19.22	8.289	618	78.92
200,000.01 - 250,000.00	323	72,132,413	14.97	8.287	610	79.05
250,000.01 - 300,000.00	205	56,763,957	11.78	8.511	609	80.04
300,000.01 - 350,000.00	208	67,228,853	13.95	8.117	618	81.12
350,000.01 - 400,000.00	139	51,810,015	10.75	8.154	612	81.27
400,000.01 - 450,000.00	50	20,875,315	4.33	7.785	630	79.67
450,000.01 - 500,000.00	23	10,950,846	2.27	7.788	645	83.19
500,000.01 - 550,000.00	11	5,677,514	1.18	7.775	643	82.43
550,000.01 - 600,000.00	3	1,715,044	0.36	7.955	611	84.64
600,000.01 - 650,000.00	3	1,886,561	0.39	8.227	605	85.74
Total:	2,738	481,778,538	100.00	8.433	617	80.81

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	3	97,979	0.02	10.707	692	100.00
121 - 180	81	1,801,570	0.37	11.202	634	96.70
181 - 240	6	827,245	0.17	7.238	648	69.08
241 - 300	1	232,573	0.05	7.150	615	78.00
301 - 360	2,647	478,819,171	99.39	8.425	617	80.77
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	5	1,520,776	0.32	5.963	678	74.15
6.000 - 6.499	42	11,630,941	2.41	6.296	679	75.10
6.500 - 6.999	128	32,713,306	6.79	6.801	652	79.05
7.000 - 7.499	232	54,825,974	11.38	7.260	641	79.90
7.500 - 7.999	455	98,320,978	20.41	7.765	629	81.17
8.000 - 8.499	335	69,320,871	14.39	8.257	621	80.51
8.500 - 8.999	434	88,864,832	18.45	8.750	606	80.55
9.000 - 9.499	241	43,032,266	8.93	9.238	595	82.13
9.500 - 9.999	272	39,703,780	8.24	9.751	577	80.86
10.000 - 10.499	111	12,550,706	2.61	10.208	564	78.69
10.500 - 10.999	128	10,436,648	2.17	10.722	586	83.02
11.000 - 11.499	142	8,929,255	1.85	11.239	596	85.94
11.500 - 11.999	59	3,010,849	0.62	11.812	593	86.94
12.000 - 12.499	84	4,188,082	0.87	12.198	582	86.44
12.500 - 12.999	62	2,357,610	0.49	12.669	614	99.77
13.000 - 13.499	5	248,232	0.05	13.113	621	99.61
13.500 - 13.999	3	123,432	0.03	13.592	611	97.96
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
<= 50.00	59	9,787,865	2.03	8.641	583	41.54
50.01 - 55.00	20	3,521,370	0.73	8.092	589	53.07
55.01 - 60.00	40	7,023,302	1.46	8.942	582	58.13
60.01 - 65.00	66	15,886,672	3.30	8.564	577	63.70
65.01 - 70.00	84	19,354,260	4.02	8.866	575	69.10
70.01 - 75.00	127	29,588,729	6.14	8.778	570	74.13
75.01 - 80.00	1,169	231,381,194	48.03	8.129	627	79.84
80.01 - 85.00	215	50,651,931	10.51	8.121	608	84.58
85.01 - 90.00	327	73,629,716	15.28	8.386	624	89.72
90.01 - 95.00	76	13,400,041	2.78	8.628	639	94.83
95.01 - 100.00	555	27,553,458	5.72	10.679	645	99.95
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	130	26,783,045	5.56	9.724	513	73.08
525 - 549	169	36,476,786	7.57	9.493	536	73.12
550 - 574	230	50,100,572	10.40	8.735	561	79.30
575 - 599	379	65,723,464	13.64	8.475	588	80.76
600 - 624	510	81,889,154	17.00	8.304	612	82.43
625 - 649	591	95,863,480	19.90	8.233	636	82.93
650 - 674	334	55,855,479	11.59	8.019	660	82.46
675 - 699	211	34,914,065	7.25	7.851	687	82.48
700 - 724	89	14,470,665	3.00	8.014	712	82.68
725 - 749	58	12,545,603	2.60	7.828	735	83.36
750 - 774	27	4,413,192	0.92	7.869	759	84.21
775 - 799	8	2,246,568	0.47	7.555	786	82.09
800 - 824	2	496,464	0.10	8.435	802	90.00
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New York	206	61,090,075	12.68	8.204	617	77.80
Florida	381	59,866,754	12.43	8.302	619	81.57
Maryland	286	53,396,986	11.08	8.503	613	80.78
California	191	49,020,314	10.17	8.024	625	78.19
New Jersey	170	38,420,312	7.97	8.800	596	78.91
Illinois	243	34,946,275	7.25	8.772	623	82.49
Massachusetts	144	30,264,957	6.28	8.564	614	80.69
Georgia	186	22,702,790	4.71	8.682	612	84.07
Virginia	75	14,740,055	3.06	8.409	624	82.17
Arizona	84	11,884,180	2.47	8.233	632	81.32
Connecticut	54	9,050,489	1.88	8.296	605	81.48
Hawaii	28	8,825,964	1.83	7.707	648	79.86
Minnesota	48	7,514,392	1.56	8.039	636	84.27
Texas	68	7,144,193	1.48	8.980	602	80.24
Colorado	50	6,276,523	1.30	8.184	623	82.47
North Carolina	57	6,220,169	1.29	8.712	602	83.45
Washington	33	5,983,748	1.24	8.333	620	82.43
Pennsylvania	49	5,306,231	1.10	8.796	613	83.43
Nevada	32	5,189,147	1.08	8.399	617	82.54
Wisconsin	48	4,987,500	1.04	8.849	626	84.16
Ohio	39	4,594,552	0.95	8.546	609	85.63
Michigan	48	4,515,281	0.94	8.850	629	87.60
Rhode Island	26	4,452,306	0.92	8.419	606	82.81
Oregon	21	3,816,812	0.79	8.286	615	82.27
South Carolina	18	2,918,943	0.61	8.693	592	81.09
District of Columbia	15	2,748,309	0.57	8.652	612	75.83
New Hampshire	16	2,424,674	0.50	8.699	619	81.92
Utah	17	2,000,572	0.42	8.272	621	81.57
Idaho	14	1,618,966	0.34	8.776	625	84.85
Tennessee	17	1,612,566	0.33	8.778	614	88.08
Delaware	10	1,471,050	0.31	9.125	642	73.41
New Mexico	10	1,261,600	0.26	8.778	614	85.78
Missouri	16	1,229,784	0.26	9.074	617	85.63
Indiana	10	839,064	0.17	8.998	615	84.75
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Kansas	5	748,526	0.16	9.640	615	79.72
Kentucky	8	721,774	0.15	8.830	600	83.96
Vermont	3	506,041	0.11	8.624	651	88.52
West Virginia	2	328,838	0.07	8.192	622	90.46
Maine	2	324,786	0.07	8.150	592	80.00
Iowa	3	270,404	0.06	9.824	639	85.24
Arkansas	2	236,618	0.05	7.546	613	83.73
Oklahoma	1	209,444	0.04	7.450	627	80.00
Nebraska	2	96,573	0.02	9.796	643	83.98
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,469	427,023,124	88.63	8.395	614	80.69
Investment	244	49,576,694	10.29	8.743	640	82.14
Second Home	25	5,178,720	1.07	8.606	617	77.98
Total:	2,738	481,778,538	100.00	8.433	617	80.81

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,774	300,121,243	62.29	8.116	616	82.13
Stated Documentation	949	178,531,840	37.06	8.959	619	78.47
Easy Documentation	15	3,125,455	0.65	8.832	595	88.29
Total:	2,738	481,778,538	100.00	8.433	617	80.81

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,232	279,778,604	58.07	8.383	602	79.02
Purchase	1,501	200,992,554	41.72	8.506	636	83.29
Refinance - Rate Term	5	1,007,380	0.21	7.680	656	83.67
Total:	2,738	481,778,538	100.00	8.433	617	80.81

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,288	388,356,423	80.61	8.455	613	80.80
2-4 Family	253	66,973,260	13.90	8.220	627	80.01
Condo	197	26,448,855	5.49	8.644	638	83.11
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Next Rate Adjustment Date*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Oct 2007	1	197,600	0.05	7.600	625	80.00
Dec 2007	2	429,889	0.11	8.357	555	84.44
Jan 2008	9	1,803,615	0.46	8.915	576	82.86
Feb 2008	36	7,830,562	1.98	8.506	592	79.75
Mar 2008	143	31,089,889	7.87	8.423	621	79.88
Apr 2008	627	129,278,561	32.74	8.389	614	81.20
May 2008	1,014	209,376,380	53.02	8.362	612	79.93
Jun 2008	35	7,708,067	1.95	8.549	604	79.53
Apr 2009	8	1,423,526	0.36	9.044	606	83.71
May 2009	18	4,329,176	1.10	7.739	648	79.26
Jun 2009	1	399,472	0.10	8.100	629	69.57
Mar 2011	1	89,117	0.02	8.550	689	85.00
Apr 2011	1	360,685	0.09	7.750	581	85.00
May 2011	2	601,339	0.15	7.706	684	80.00
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.500 - 3.999	2	739,200	0.19	5.975	679	82.48
4.000 - 4.499	31	7,736,582	1.96	6.466	652	79.11
4.500 - 4.999	114	29,717,395	7.52	6.996	651	79.24
5.000 - 5.499	251	56,716,652	14.36	7.476	633	80.40
5.500 - 5.999	376	78,632,846	19.91	7.952	623	81.06
6.000 - 6.499	329	71,277,320	18.05	8.414	613	80.55
6.500 - 6.999	795	150,097,882	38.01	9.310	590	80.14
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	2	543,558	0.14	5.916	681	80.00
12.000 - 12.499	24	6,449,528	1.63	6.348	672	79.01
12.500 - 12.999	92	22,675,787	5.74	6.818	650	78.97
13.000 - 13.499	192	45,791,576	11.60	7.261	639	80.19
13.500 - 13.999	382	82,614,026	20.92	7.772	629	81.33
14.000 - 14.499	298	61,590,653	15.60	8.266	620	80.99
14.500 - 14.999	393	81,330,689	20.59	8.753	607	80.92
15.000 - 15.499	215	39,880,785	10.10	9.231	596	82.21
15.500 - 15.999	182	33,200,131	8.41	9.747	571	80.07
16.000 - 16.499	56	9,664,218	2.45	10.216	542	74.47
16.500 - 16.999	32	5,737,432	1.45	10.707	535	74.46
17.000 - 17.499	18	3,553,673	0.90	11.252	539	66.76
17.500 - 17.999	6	812,312	0.21	11.800	535	52.44
18.000 - 18.499	6	1,073,513	0.27	12.105	531	60.10
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	2	543,558	0.14	5.916	681	80.00
6.000 - 6.499	24	6,449,528	1.63	6.348	672	79.01
6.500 - 6.999	92	22,675,787	5.74	6.818	650	78.97
7.000 - 7.499	192	45,791,576	11.60	7.261	639	80.19
7.500 - 7.999	382	82,614,026	20.92	7.772	629	81.33
8.000 - 8.499	298	61,590,653	15.60	8.266	620	80.99
8.500 - 8.999	393	81,330,689	20.59	8.753	607	80.92
9.000 - 9.499	215	39,880,785	10.10	9.231	596	82.21
9.500 - 9.999	182	33,200,131	8.41	9.747	571	80.07
10.000 - 10.499	56	9,664,218	2.45	10.216	542	74.47
10.500 - 10.999	32	5,737,432	1.45	10.707	535	74.46
11.000 - 11.499	18	3,553,673	0.90	11.252	539	66.76
11.500 - 11.999	6	812,312	0.21	11.800	535	52.44
12.000 - 12.499	6	1,073,513	0.27	12.105	531	60.10
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	1,743	365,664,801	92.59	8.374	613	80.36
3.000	155	29,253,078	7.41	8.433	618	80.31
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	1,898	394,917,879	100.00	8.378	613	80.35
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	1,898	394,917,879	100.00	8.378	613	80.35
Total:	1,898	394,917,879	100.00	8.378	613	80.35
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,456	259,344,919	53.83	8.679	611	80.77
12	118	26,799,251	5.56	7.980	629	79.04
24	878	142,868,178	29.65	8.279	622	81.36
36	286	52,766,190	10.95	7.869	626	80.42
Total:	2,738	481,778,538	100.00	8.433	617	80.81

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	3,840	Index Type:
Aggregate Principal Balance:	$990,964,750	6 Month LIBOR:	83.83%
Conforming Principal Balance Loans:	$584,111,819	Fixed Rate:	16.17%
Average Principal Balance:	$258,064	W.A. Initial Periodic Cap:	2.087%
Range:	$14,857 - $1,344,766	W.A. Subsequent Periodic Cap:	1.504%
W.A. Coupon:	8.368%	W.A. Lifetime Rate Cap:	6.000%
Range:	5.150% - 14.200%	Property Type:
W.A. Gross Margin:	6.004%	Single Family:	83.37%
Range:	3.016% - 6.990%	Condo:	5.71%
W.A. Remaining Term (months):	356	2-4 Family:	10.92%
Range (months):	116 - 358	Occupancy Status:
W.A. Seasoning (months):	4	Primary:	96.20%
Latest Maturity Date:	June 1, 2036	Investment:	2.83%
State Concentration (Top 5):		Second Home:	0.97%
California:	34.12%	Documentation Status:
Florida:	14.11%	Full:	49.13%
New York:	11.32%	Stated:	50.21%
Maryland:	6.83%	Easy:	0.66%
New Jersey:	5.79%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
W.A. Original Combined LTV:	82.31%	Loans with Prepay Penalties:	60.23%
Range:	17.86% - 100.00%	Interest Only Loans:	12.60%
First Liens:	92.51%	Non-Zero W.A. Interest Only Term (months):	60
Second Liens:	7.49%
Non-Balloon Loans:	56.65%
Non-Zero W.A. FICO Score:	637

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 10 Year	6	278,504	0.03	10.389	693	99.18
Fixed - 15 Year	29	810,451	0.08	10.381	650	85.47
Fixed - 20 Year	3	164,152	0.02	12.370	639	99.07
Fixed - 30 Year	1,098	128,796,364	13	9.636	653	90.39
Balloon - 30/40	73	30,176,394	3.05	7.419	650	80.7
ARM - 2 Year/6 Month	1,174	301,362,856	30.41	8.560	623	80.7
ARM - 2 Year/6 Month IO	319	124,159,220	12.53	7.583	654	81.43
ARM - 2 Year/6 Month 30/40 Balloon	1,101	392,094,171	39.57	8.125	636	81.3
ARM - 3 Year/6 Month	13	3,802,419	0.38	8.981	609	84.19
ARM - 3 Year/6 Month IO	2	684,000	0.07	7.273	628	69.49
ARM - 3 Year/6 Month 30/40 Balloon	16	6,055,992	0.61	7.998	649	81.44
ARM - 5 Year/6 Month	4	1,309,664	0.13	7.560	646	73.11
ARM - 5 Year/6 Month 30/40 Balloon	2	1,270,563	0.13	7.482	729	88.4
Total:	3,840	990,964,750	100	8.368	637	82.31

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	3,519	866,121,530	87.40	8.481	635	82.45
60	321	124,843,220	12.60	7.582	654	81.37
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	260	9,436,191	0.95	11.332	646	99.53
50,000.01 - 100,000.00	657	49,777,276	5.02	10.446	639	91.89
100,000.01 - 150,000.00	527	64,709,136	6.53	9.699	633	87.31
150,000.01 - 200,000.00	401	70,363,499	7.10	8.584	630	81.76
200,000.01 - 250,000.00	336	75,500,922	7.62	8.313	632	80.42
250,000.01 - 300,000.00	277	76,112,160	7.68	8.285	630	80.07
300,000.01 - 350,000.00	283	91,515,312	9.23	8.110	636	81.03
350,000.01 - 400,000.00	246	92,159,144	9.30	7.994	638	80.92
400,000.01 - 450,000.00	222	94,624,879	9.55	8.110	635	81.52
450,000.01 - 500,000.00	185	87,602,268	8.84	7.949	643	80.84
500,000.01 - 550,000.00	132	69,317,364	6.99	7.942	639	81.40
550,000.01 - 600,000.00	110	62,899,192	6.35	8.089	649	82.20
600,000.01 - 650,000.00	52	32,531,988	3.28	7.961	637	81.53
650,000.01 - 700,000.00	51	34,401,069	3.47	8.107	635	82.00
700,000.01 - 750,000.00	49	35,632,857	3.60	8.291	625	82.79
750,000.01 - 800,000.00	29	22,566,620	2.28	7.992	656	81.76
800,000.01 - 850,000.00	4	3,292,078	0.33	7.410	652	78.75
850,000.01 - 900,000.00	3	2,638,268	0.27	7.927	643	84.62
900,000.01 - 950,000.00	4	3,683,621	0.37	6.664	640	74.66
950,000.01 - 1,000,000.00	9	8,740,710	0.88	7.299	654	81.08
1,000,000.01 >=	3	3,460,195	0.35	7.573	691	78.06
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	260	9,436,191	0.95	11.332	646	99.53
50,000.01 - 100,000.00	657	49,777,276	5.02	10.446	639	91.89
100,000.01 - 150,000.00	529	65,009,122	6.56	9.689	634	87.29
150,000.01 - 200,000.00	400	70,263,263	7.09	8.589	629	81.78
200,000.01 - 250,000.00	336	75,550,667	7.62	8.312	632	80.40
250,000.01 - 300,000.00	278	76,461,662	7.72	8.275	630	80.02
300,000.01 - 350,000.00	285	92,315,214	9.32	8.117	636	81.10
350,000.01 - 400,000.00	244	91,559,492	9.24	8.001	637	80.89
400,000.01 - 450,000.00	224	95,623,842	9.65	8.096	636	81.53
450,000.01 - 500,000.00	181	85,804,057	8.66	7.951	642	80.83
500,000.01 - 550,000.00	135	70,964,473	7.16	7.919	639	81.42
550,000.01 - 600,000.00	107	61,252,083	6.18	8.119	649	82.19
600,000.01 - 650,000.00	52	32,531,988	3.28	7.961	637	81.53
650,000.01 - 700,000.00	51	34,401,069	3.47	8.107	635	82.00
700,000.01 - 750,000.00	49	35,632,857	3.60	8.291	625	82.79
750,000.01 - 800,000.00	29	22,566,620	2.28	7.992	656	81.76
800,000.01 - 850,000.00	4	3,292,078	0.33	7.410	652	78.75
850,000.01 - 900,000.00	3	2,638,268	0.27	7.927	643	84.62
900,000.01 - 950,000.00	4	3,683,621	0.37	6.664	640	74.66
950,000.01 - 1,000,000.00	9	8,740,710	0.88	7.299	654	81.08
1,000,000.01 >=	3	3,460,195	0.35	7.573	691	78.06
Total:	3,840	990,964,750	100.00	8.368	637	82.31

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	6	278,504	0.03	10.389	693	99.18
121 - 180	29	810,451	0.08	10.381	650	85.47
181 - 240	3	164,152	0.02	12.370	639	99.07
301 - 360	3,802	989,711,643	99.87	8.365	637	82.30
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	535,089	0.05	5.150	670	80.00
5.500 - 5.999	14	5,732,841	0.58	5.843	691	72.66
6.000 - 6.499	58	23,945,313	2.42	6.297	662	77.38
6.500 - 6.999	230	90,981,127	9.18	6.797	665	80.08
7.000 - 7.499	279	97,286,423	9.82	7.252	650	79.54
7.500 - 7.999	605	210,712,863	21.26	7.772	643	80.69
8.000 - 8.499	489	153,825,064	15.52	8.266	640	81.13
8.500 - 8.999	639	193,652,869	19.54	8.733	629	82.14
9.000 - 9.499	255	67,681,064	6.83	9.235	612	82.63
9.500 - 9.999	300	56,001,966	5.65	9.741	599	85.91
10.000 - 10.499	125	16,233,733	1.64	10.214	604	88.08
10.500 - 10.999	292	30,050,754	3.03	10.713	639	92.54
11.000 - 11.499	222	18,569,181	1.87	11.235	640	96.34
11.500 - 11.999	112	10,626,327	1.07	11.748	610	89.12
12.000 - 12.499	89	6,661,376	0.67	12.239	609	97.47
12.500 - 12.999	114	7,393,147	0.75	12.625	627	99.78
13.000 - 13.499	12	799,782	0.08	13.047	624	99.98
13.500 - 13.999	3	249,851	0.03	13.683	625	99.56
14.000 - 14.499	1	25,979	0.00	14.200	582	95.00
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
<= 50.00	43	8,109,215	0.82	8.490	574	41.86
50.01 - 55.00	24	5,279,536	0.53	7.822	593	53.02
55.01 - 60.00	33	7,307,581	0.74	8.212	587	57.83
60.01 - 65.00	56	14,760,916	1.49	8.204	596	63.37
65.01 - 70.00	76	22,108,547	2.23	8.735	577	68.88
70.01 - 75.00	112	36,466,625	3.68	8.242	596	74.09
75.01 - 80.00	1,856	595,264,318	60.07	8.015	649	79.91
80.01 - 85.00	220	70,660,899	7.13	8.156	606	84.66
85.01 - 90.00	335	111,236,874	11.23	8.415	618	89.84
90.01 - 95.00	114	28,281,336	2.85	8.635	624	94.78
95.01 - 100.00	971	91,488,903	9.23	10.709	659	99.91
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	106	31,217,323	3.15	9.886	513	73.76
525 - 549	126	31,871,389	3.22	9.056	537	76.59
550 - 574	227	64,440,995	6.50	8.758	560	80.07
575 - 599	367	89,465,286	9.03	8.481	588	82.55
600 - 624	623	157,463,681	15.89	8.369	614	83.11
625 - 649	912	215,642,000	21.76	8.395	636	83.07
650 - 674	648	168,704,833	17.02	8.146	661	83.17
675 - 699	421	117,759,140	11.88	7.998	686	83.04
700 - 724	211	59,067,488	5.96	8.086	710	82.92
725 - 749	121	33,737,084	3.40	8.115	734	82.20
750 - 774	52	15,049,696	1.52	8.200	761	83.80
775 - 799	20	4,708,206	0.48	8.137	787	82.63
800 - 824	6	1,837,629	0.19	7.966	806	80.88
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,001	338,162,514	34.12	8.053	643	81.60
Florida	690	139,872,946	14.11	8.534	638	83.84
New York	355	112,194,165	11.32	8.413	651	82.16
Maryland	248	67,698,653	6.83	8.487	621	81.26
New Jersey	201	57,414,005	5.79	8.687	628	82.11
Illinois	182	38,696,935	3.90	8.801	637	81.82
Virginia	109	32,104,241	3.24	8.355	631	82.35
Massachusetts	89	22,971,930	2.32	8.665	637	82.75
Georgia	137	21,519,700	2.17	8.593	621	83.91
Arizona	85	19,347,959	1.95	8.266	633	81.47
Nevada	63	16,724,519	1.69	8.603	635	82.87
Texas	74	12,747,537	1.29	8.521	636	82.26
Washington	49	12,562,910	1.27	8.301	621	82.95
Pennsylvania	66	10,733,247	1.08	8.877	609	84.34
Connecticut	38	9,868,278	1.00	8.371	622	81.84
Hawaii	26	9,110,234	0.92	8.411	632	83.40
Colorado	30	7,156,363	0.72	8.068	630	83.99
Michigan	49	6,852,251	0.69	8.914	647	82.38
Wisconsin	39	6,660,449	0.67	8.631	614	82.44
North Carolina	47	6,557,083	0.66	8.891	592	83.92
District of Columbia	23	6,398,021	0.65	8.124	619	77.65
South Carolina	30	4,249,305	0.43	8.822	599	86.33
Ohio	30	3,739,765	0.38	8.796	617	86.07
Minnesota	16	3,545,847	0.36	8.327	632	83.01
Utah	19	3,272,585	0.33	8.124	655	84.30
Oregon	21	3,005,252	0.30	8.232	639	81.31
Rhode Island	14	2,632,554	0.27	8.735	669	84.59
New Mexico	14	2,495,238	0.25	8.471	650	82.51
Tennessee	19	1,843,974	0.19	8.983	637	84.13
Idaho	10	1,686,316	0.17	8.418	635	83.83
Indiana	12	1,660,839	0.17	9.289	608	91.83
Arkansas	10	1,370,821	0.14	8.324	632	83.87
Missouri	11	1,349,855	0.14	8.914	626	90.83
Delaware	9	1,090,997	0.11	9.632	618	83.00
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Iowa	9	1,078,088	0.11	8.976	587	84.96
West Virginia	3	675,406	0.07	7.835	629	83.88
New Hampshire	3	577,762	0.06	8.460	582	68.89
Vermont	2	501,523	0.05	7.558	586	88.90
Maine	2	336,849	0.03	8.708	593	83.83
Kentucky	4	267,939	0.03	10.056	636	85.94
Oklahoma	1	229,895	0.02	11.150	536	70.00
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	3,655	953,265,838	96.20	8.354	637	82.35
Investment	155	28,040,652	2.83	8.880	635	81.20
Second Home	30	9,658,260	0.97	8.264	640	81.75
Total:	3,840	990,964,750	100.00	8.368	637	82.31

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	1,873	497,557,555	50.21	8.767	648	81.84
Full Documentation	1,948	486,905,642	49.13	7.956	626	82.80
Easy Documentation	19	6,501,553	0.66	8.652	592	81.93
Total:	3,840	990,964,750	100.00	8.368	637	82.31

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,686	629,775,071	63.55	8.437	652	83.37
Refinance - Cashout	1,151	359,945,274	36.32	8.249	611	80.48
Refinance - Rate Term	3	1,244,405	0.13	7.604	648	78.67
Total:	3,840	990,964,750	100.00	8.368	637	82.31

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,194	826,181,966	83.37	8.353	633	82.17
2-4 Family	372	108,229,841	10.92	8.398	659	82.45
Condo	274	56,552,943	5.71	8.527	649	84.15
Total:	3,840	990,964,750	100.00	8.368	637	82.31

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Dec 2007	2	197,843	0.02	7.882	660	80.00
Jan 2008	3	604,083	0.07	7.855	647	83.33
Feb 2008	39	11,386,882	1.37	8.686	610	79.65
Mar 2008	252	80,716,052	9.72	8.184	640	80.72
Apr 2008	873	283,089,150	34.08	8.198	636	81.22
May 2008	1,387	430,339,463	51.80	8.200	632	81.14
Jun 2008	38	11,282,775	1.36	8.124	633	80.71
Mar 2009	3	1,360,904	0.16	9.569	583	78.88
Apr 2009	11	3,625,164	0.44	8.158	641	85.03
May 2009	16	5,463,707	0.66	8.082	640	80.14
Jun 2009	1	92,637	0.01	8.700	632	80.00
Apr 2011	2	859,021	0.10	8.080	734	85.37
May 2011	4	1,721,205	0.21	7.243	663	78.28
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	5	1,721,007	0.21	5.549	658	73.47
3.500 - 3.999	11	3,903,243	0.47	6.204	667	79.14
4.000 - 4.499	60	22,647,035	2.73	6.507	659	78.53
4.500 - 4.999	181	73,183,406	8.81	6.908	662	80.43
5.000 - 5.499	333	112,003,883	13.48	7.426	647	80.20
5.500 - 5.999	517	175,776,679	21.16	7.911	639	80.58
6.000 - 6.499	529	167,972,053	20.22	8.345	637	81.53
6.500 - 6.999	995	273,531,579	32.93	9.151	614	82.02
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	1	535,089	0.06	5.150	670	80.00
11.500 - 11.999	7	2,522,163	0.30	5.656	686	76.97
12.000 - 12.499	37	13,911,918	1.67	6.310	654	77.13
12.500 - 12.999	183	73,547,706	8.85	6.803	663	80.48
13.000 - 13.499	239	80,719,481	9.72	7.251	648	80.00
13.500 - 13.999	560	195,856,563	23.58	7.777	643	80.70
14.000 - 14.499	459	146,535,560	17.64	8.265	640	81.19
14.500 - 14.999	613	187,287,896	22.54	8.735	629	82.09
15.000 - 15.499	233	64,410,455	7.75	9.230	611	82.41
15.500 - 15.999	177	42,356,883	5.10	9.738	585	83.71
16.000 - 16.499	52	9,862,840	1.19	10.230	565	80.63
16.500 - 16.999	42	8,288,564	1.00	10.667	555	77.06
17.000 - 17.499	10	1,584,866	0.19	11.192	569	76.27
17.500 - 17.999	13	2,796,303	0.34	11.699	527	60.65
18.000 - 18.499	5	522,601	0.06	12.112	530	69.93
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	535,089	0.06	5.150	670	80.00
5.500 - 5.999	7	2,522,163	0.30	5.656	686	76.97
6.000 - 6.499	37	13,911,918	1.67	6.310	654	77.13
6.500 - 6.999	183	73,547,706	8.85	6.803	663	80.48
7.000 - 7.499	239	80,719,481	9.72	7.251	648	80.00
7.500 - 7.999	560	195,856,563	23.58	7.777	643	80.70
8.000 - 8.499	459	146,535,560	17.64	8.265	640	81.19
8.500 - 8.999	613	187,287,896	22.54	8.735	629	82.09
9.000 - 9.499	233	64,410,455	7.75	9.230	611	82.41
9.500 - 9.999	177	42,356,883	5.10	9.738	585	83.71
10.000 - 10.499	52	9,862,840	1.19	10.230	565	80.63
10.500 - 10.999	42	8,288,564	1.00	10.667	555	77.06
11.000 - 11.499	10	1,584,866	0.19	11.192	569	76.27
11.500 - 11.999	13	2,796,303	0.34	11.699	527	60.65
12.000 - 12.499	5	522,601	0.06	12.112	530	69.93
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	2,392	758,184,123	91.27	8.211	634	81.06
3.000	239	72,554,762	8.73	8.105	640	81.63
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	2,630	830,057,480	99.92	8.203	634	81.11
6.000	1	681,405	0.08	6.550	667	80.00
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	2,631	830,738,885	100.00	8.202	634	81.11
Total:	2,631	830,738,885	100.00	8.202	634	81.11
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,540	394,142,422	39.77	8.665	636	82.36
12	211	64,182,360	6.48	8.488	643	83.06
24	1,679	422,260,525	42.61	8.263	635	82.54
36	410	110,379,443	11.14	7.640	645	80.86
Total:	3,840	990,964,750	100.00	8.368	637	82.31

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Justice AsanteReta Chandra	212-250-27298595

Rating Agencies
Moody’s
Karen Ramallo	212-553-0370
S&P
Daniel Hall	212-438-1576